Exhibit 99.1

Invesco Mortgage Capital Inc. Announces Common and Preferred Stock Dividend Payment Dates and Provides Update on Portfolio
Investor Relations Contact: Brandon Burke, 404-439-3468

Atlanta – May 11, 2020 -- Invesco Mortgage Capital Inc. (NYSE: IVR) today made the following announcements.

Common Stock Dividend

On May 9, 2020, the Company’s board of directors approved the payment of the Company’s previously declared dividend for the first quarter of 2020 of $0.50 per share of common stock (the “first quarter dividend”). The first quarter dividend will be paid on June 30, 2020 in a combination of cash and shares of the Company’s common stock to stockholders of record as of May 21, 2020. Given the uncertain and rapidly changing financial markets resulting from the COVID-19 pandemic, the Company’s board of directors has determined that the cash component of the first quarter dividend (other than cash paid in lieu of fractional shares) will not exceed 10% in the aggregate, or $0.05 per share, with the balance payable in shares of the Company’s common stock. This will allow the Company to preserve capital and enhance the Company’s financial flexibility.

In accordance with the provisions of the applicable IRS Revenue Procedures, stockholders will be asked to make an election to receive the first quarter dividend all in cash or all in shares. To the extent that stockholders elect to receive more than 10% of the aggregate payment in cash, the cash portion of the payment will be prorated. Stockholders who elect to receive the dividend in cash will receive a cash payment of at least $0.05 per share. Stockholders who elect to receive the dividend in Company common stock will only receive shares of Company common stock. Additionally, stockholders who do not make an election will receive 90% of the dividend in Company common stock and 10% of the dividend payment in cash. The number of shares issued as a result of the dividend will be calculated based upon the volume weighted average trading prices of the Company’s common stock on the New York Stock Exchange on June 17, June 18 and June 19, 2020. Cash will be paid in lieu of fractional shares so that stockholders receive a whole number of shares of common stock.

An information letter and election form will be mailed to stockholders of record after the May 21, 2020 record date. The properly completed election form to receive cash or common shares must be received by Computershare Trust Company, N.A., the Company’s transfer agent, prior to 5:00 p.m. Eastern Time on June 16, 2020 (the “Election Deadline”). Registered stockholders with questions regarding the dividend election may call Computershare Trust Company, N.A. at (800) 756-8200. Stockholders who hold their shares through a bank, broker or nominee, and have questions regarding the dividend election should contact such bank, broker or nominee, who will also be responsible for distributing to such stockholders the information letter and election form and submitting the election form on behalf of such stockholders. Election forms are not available for download from the Company’s website.

The board of directors will evaluate future quarterly dividends based on market conditions and other factors. The Company reserves the right to pay future dividends entirely in cash, in stock, or in a combination of cash and shares of common stock.

Preferred Stock Dividends

On May 9, 2020, the Company’s board of directors determined that the Company would proceed with the payment of the previously declared cash dividends on the Company’s 7.75% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”), 7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”), and 7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”). Payment of the Series A Preferred Stock cash dividend of $0.4844 per share that was declared on March 17, 2020 for stockholders of record as of April 1, 2020, will be made on May 22, 2020. Payment of the Series B Preferred Stock cash dividend of $0.4844 per share, and payment of the Series C Preferred Stock cash dividend of $0.46875 per share, each of which was declared on February 18, 2020 for stockholders of record as of March 5, 2020, will also be made on May 22, 2020.

On May 9, 2020, the Company’s board of directors also declared the following cash dividends on its Series B and Series C Preferred Stock to its stockholders of record as of June 5, 2020: a Series B Preferred Stock dividend of $0.4844 per share payable on June 29, 2020, and a Series C Preferred Stock dividend of $0.46875 per share payable on June 29, 2020.

Portfolio Update

As previously reported, the Company has taken various actions to prudently manage the Company’s portfolio through unprecedented market volatility resulting from the COVID-19 pandemic. These actions include the sale of investments and the reduction of amounts due under the Company’s repurchase agreement facilities and secured loans.

The Company has elected to provide the following updates through the close of business on May 7, 2020.

• The Company has a total investment portfolio, excluding cash, of approximately $1.6 billion consisting of 93% commercial credit investments, 6% residential credit investments, and 1% agency mortgage-backed securities; approximately $534 million of the investment portfolio is unencumbered.

• The Company has repaid all repurchase agreement debt and reduced the amount due under secured loans to a balance of $837 million.

• The Company has a cash balance of $286 million, $52 million of which is restricted cash posted as collateral for the Company’s secured loans.

• The Company’s book value per diluted common share* is estimated to be in the range of $2.25 to $3.25.

* Book value per diluted common share is calculated as approximately (i) total equity less the liquidation preference of Series A Preferred Stock ($140.0 million), Series B Preferred Stock ($155.0 million) and Series C Preferred Stock ($287.5 million), divided by (ii) total shares of common stock outstanding of 164,966,357 as of May 7, 2020.

The financial information set forth above reflects the Company’s estimates with respect to such information, based on information currently available to management, and may vary from the Company’s actual financial results as of and for the periods noted above. Further, these estimates are not a comprehensive statement or estimate of the Company’s financial results or financial condition. These estimates should not be viewed as a substitute for financial statements prepared in accordance with U.S. GAAP and they are not necessarily indicative of the results to be achieved in any future period. Accordingly, you should not place undue reliance on these estimates.

These estimates, which are the responsibility of the Company’s management, were prepared by the Company’s management and are based upon a number of assumptions. Additional items that may require adjustments to these estimates may be identified and could result in material changes to these estimates. These estimates of results are inherently uncertain and the Company undertakes no obligation to update this information. PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the information provided herein. Accordingly, PwC does not express an opinion or any other form of assurance with respect thereto.

About Invesco Mortgage Capital Inc.

Invesco Mortgage Capital Inc. is a real estate investment trust that focuses on investing in, financing and managing residential and commercial mortgage-backed securities and mortgage loans. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a subsidiary of Invesco Ltd. (NYSE: IVZ), a leading independent global investment management firm. Additional information is available at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include those related to our intention and ability to pay dividends, as well as any other statements other than statements of historical fact. The words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” or similar expressions and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” and any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

The forward-looking statements are based on management’s beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company, including, without limitation: the Company’s ability to accurately estimate its book value per common share; its portfolio composition and cash balances (particularly in light of the highly volatile and uncertain market conditions); changes in interest rates; changes in the yield curve; changes in default and prepayment rates; the availability and terms of financing; changes in the market value of the Company’s assets; general economic conditions; conditions in the market for the Company’s mortgage backed securities and commercial credit investments; the timing and amount of distributions to stockholders; conditions in the real estate market; legislative and regulatory changes that could adversely affect the business of the Company; and the ongoing spread and economic and operational effects of the COVID-19 virus. Some of the other factors are described in the Company’s most recent annual report on Form 10-K and subsequent filings, including the Company’s April 17, 2020 report on Form 8-K, which are available on the SEC’s website at www.sec.gov, under the headings “Risk Factors,” “Forward-Looking Statements,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factor Update.”

Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.